Exhibit 99.2

CEO Update

Today, Zynga announced it has appointed current Board member Frank Gibeau as Chief Executive Officer effective March 7, 2016. Mark Pincus, Zynga’s founder and current CEO, will serve as Executive Chairman of the Board. Both Pincus and Gibeau sent company-wide emails to Zynga employees today announcing the news. Below, please find their emails posted in their entirety.

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Email from Founder Mark Pincus to Zynga Employees

Team,

We’re announcing today that Frank Gibeau will become our CEO effective March 7. Moving forward, I will continue to work closely with Frank and our product teams day to day as Executive Chairman.

I returned as CEO last spring to restore Zynga’s focus on our vision for social gaming. Zynga was founded with the belief that games could be a core daily activity for everyone. While mobile accessibility has made gaming a leading global industry, games are actually less social today than when they lived on Facebook web. Think about it. How often do you play mobile games with your friends, other than in Words With Friends? Our opportunity – the Zynga opportunity – is to deliver players innovative experiences that make it easy and fun to play together again.

Job 1 was delivering on product quality and player engagement in our live franchises – Slots, Poker, and Words With Friends. Those studios, supported by our talented partner teams such as Data Analytics, Marketing, CTO and Cloud Ops, have shown great progress. Slots has shipped 3 games since I returned, growing audience and bookings. Our Poker team intensified its focus on quality, moving its iOS app rating to a recent 4.2 stars. The Words With Friends team has also refocused on quality and features like Weekly Challenge, increasing player engagement, generating audience growth for the first time in a long time and delivering record bookings.

Our main objective on new games has been to position the company for predictable growth and profitability, while also creating new franchises. To do this, we’ve prioritized social experiences and long-term player retention. In the short term, this has been challenging for us, because it has led to delays in some of our biggest releases, like Dawn of Titans and CSR2. However, we are now poised to launch 10 new titles this year.

Fundamental to our execution across live and new games has been our renewed focus on entrepreneurial resourcefulness, as evidenced by our $100 million operating expense reduction plan. In addition to narrowing our focus, this has also freed up valuable resources to go deeper on the opportunities that matter.

I recruited Frank 7 months ago to become an active board member, and, similar to Bing Gordon, to advise and coach our teams. Frank has a history of developing strong teams and shipping market leading games. He is a seasoned leader with the experience to quickly navigate the kinds of challenges we face on a weekly basis. He has a proven 25-year track record having helped architect the successful turnaround of Electronic Arts as the President of EA Labels and more recently navigating the company’s platform transition efforts as EVP of EA Mobile. In our industry he’s known for driving operational excellence and leading winning teams on both the publishing and studio side of the gaming business.

During these past seven months, Frank has had a weekly presence in San Francisco and visited Natural Motion’s UK studios twice. Frank has mentored product teams, led roadmap meetings and delivered inspiring talks to our game making and PM communities. Frank has also been a big supporter of our move to smaller more nimble teams. Equally important, we have worked well together and share a common vision for Zynga around mobile and social gaming.

In terms of our respective roles, as CEO, Frank will report to our Board, leading strategy and execution. I will focus on driving our vision and working with a small number of live and new product teams to help drive innovative new social experiences for our players.

Please join me in welcoming Frank as our new CEO. We both look forward to talking with everyone at our All Hands live and via vidcon at 4:30 pm today.

Mark

Email from Frank Gibeau to Zynga Employees

Team,

I’m incredibly excited and honored to join the Zynga team as CEO.

I’ve been building and playing games my whole life. I’ve always been passionate about making the best games for the biggest audiences. When I joined the gaming industry 25 years ago, a hit was 150,000 copies sold. But we knew interactive entertainment could be so much bigger.

When Zynga started the social gaming phenomenon, you showed the industry how big mass market gaming could be. Mark founded Zynga with the simple premise that it’s more fun to play games with other people and that social gaming was a path to the mass market. I felt the power of this idea as a competitor and was inspired by how Zynga reached unexpected new audiences and opened up brand-new gaming platforms.

Over the last two years, I’ve been building and publishing games for mobile where we’re reaching even larger audiences because you can play anywhere at any time. Mobile platforms have reimagined success for our industry, where an average hit today is more than 50 million installs. Games have finally reached the global mass market and are truly a part of everyone’s daily lives.

Despite the success of mobile games, Mark and I believe that the full promise of Zynga and social gaming has yet to be fully realized. People are spending more and more time playing games on mobile, but there’s far too much friction to find friends to play with. We believe that Zynga has an opportunity to create new social experiences to connect even more players together. Reaching that potential and fulfilling our mission to connect the world through games is what drives us.

While we’re not yet the company we aspire to be, it’s clear to me that Zynga has significant strengths that it can thrive on.

We have a galvanizing social gaming vision that aligns our company and our players care about. Our talented teams have developed unique technologies and tools that allow us to effectively balance the art and science of game making.

Zynga has a strong collection of proven brands including Words With Friends, Zynga Poker, FarmVille, CityVille, CSR Racing, Clumsy Ninja, Wizard of Oz Slots and Hit It Rich! Slots. While more than 1 billion people have played our games since Zynga’s founding, we know we have more work to do to grow our audience. We’re committed to doing this by innovating in our live franchises and investing in our new games including our 2016 slate of 10 new mobile releases.

Lastly, our financial resources, which include $900 million in cash and our building in San Francisco, are important assets as we grow our company on mobile.

I believe that hit games come from complete teams with great chemistry and it’s our job as leaders to create the right environment for our teams to do the best work of their careers. We will continue to invest in our talent and build on our empowered, entrepreneurial culture. As important, we must commit to a new level of operational excellence with focused execution, engineered hits and strong cost discipline.

I’m excited to get started and expect a seamless transition given the progress we’ve made together over the past 7 months. That time was invaluable for me to begin to understand Zynga’s people, products and players. I’m encouraged by our early momentum and I look forward to partnering with our teams to build on the progress we’re seeing across the company.

Frank

Forward Looking Statements

This blog contains forward-looking statements relating to, among other things, the success of our games. The success of the matters covered by such forward-looking statements involves risks. Actual results could differ materially from those predicted or implied. Factors that could cause or contribute to such differences include, among other things, changes in player interests or the Facebook platform. More information about risks we face is included in our quarterly and annual reports filed with the SEC, copies of which may be obtained at http://investor.zynga.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this blog. We assume no obligation to update such statements.